   As filed with the Securities and Exchange Commission on September 24, 2002
                                                           Registration No. 333-

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                           ESPERION THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    38-3419139
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


         3621 SOUTH STATE STREET
              695 KMS PLACE                                   48108
              ANN ARBOR, MI
 (Address of principal executive offices)                  (Zip code)


      ESPERION THERAPEUTICS, INC. 2000 EQUITY COMPENSATION PLAN, AS AMENDED
                                  AND RESTATED
                            (Full title of the plan)

                             ROGER S. NEWTON, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           ESPERION THERAPEUTICS, INC.
                             3621 SOUTH STATE STREET
                                  695 KMS PLACE
                               ANN ARBOR, MI 48108
                     (Name and address of agent for service)

                                 (734) 332-0506
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         Copy of all communications to:

                              LINDA L. GRIGGS, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                         1111 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 739-3000

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
    Title of securities            Amount to be            Proposed maximum           Proposed maximum             Amount of
     to be registered             Registered (1)            offering price               aggregate            registration fee (2)
                                                             per share (2)           offering price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par            1,369,000                   $ 5.75                  $ 7,871,750                 $ 724.20
value
====================================================================================================================================


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Esperion Therapeutics, Inc. 2000 Equity Compensation Plan.

(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices per share of the Common Stock on September 20, 2002, as reported on The Nasdaq National Market.

================================================================================

                                EXPLANATORY NOTE

         This registration statement on Form S-8 is filed by Esperion Therapeutics, Inc. pursuant to General Instruction E to Form S-8 to register an additional 1,369,000 shares of Common Stock which may be offered and sold to participants under the Esperion Therapeutics, Inc. 2000 Equity Compensation Plan (the "Plan"), as amended and restated. The contents of registration statements on Form S-8, file numbers 333-69828 and 333-55080, previously filed by Esperion and relating to the registration of shares of Common Stock for issuance under the Plan, including as it has been amended and restated, are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8.

ITEM 8.       EXHIBITS.

      EXHIBIT NUMBERS                                       EXHIBIT

              5                Opinion of Morgan, Lewis & Bockius LLP

              23 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)

              24 Power of Attorney (included as part of the signature page)



         Our annual report on Form 10-K for the fiscal year ended December 31, 2001 contains our consolidated financial statements, which were audited by Arthur Andersen LLP ("Andersen"), and Andersen's report dated January 18, 2002 ("Andersen's Report") with respect to those consolidated financial statements. After making reasonable efforts, we have been unable to obtain Andersen's consent to incorporate into this registration statement Andersen's Report. Under these circumstances, Rule 437(a) under the Securities Act permits us to file this registration statement without such consent. The absence of such consent means that investors will not be able to assert any claims they may have against Andersen under Section 11 of the Securities Act relating to the consolidated financial statements covered by Andersen's Report and incorporated by reference into this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on September 24, 2002.

                                          ESPERION THERAPEUTICS, INC.



                                          By:   /s/ Roger S. Newton
                                                --------------------------
                                                Name:    Roger S. Newton, Ph.D.
                                                Title:   President and
                                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2002. Each person whose signature appears below hereby appoints Roger S. Newton, Timothy M. Mayleben and any other person appointed as attorney-in-fact, or any of them as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this registration statement and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.





Name                                  Title

/s/ Roger S. Newton                   President, Chief Executive Officer, and
-----------------------------         Director (Principal Executive Officer)
Roger S. Newton

/s/ Timothy M. Mayleben               Chief Operating Officer and Chief
-----------------------------         Financial Officer (Principal Financial
Timothy M. Mayleben                   Officer)

/s/ Frank E. Thomas                        Vice President, Finance and Investor
---------------------------------          Relations (Principal Accounting
Frank E. Thomas                            Officer)



/s/ David I. Scheer                        Chairman
---------------------------------
David I. Scheer

/s/ Susan B. Bayh                          Director
---------------------------------
Susan B. Bayh

/s/ Henry E. Blair                         Director
---------------------------------
Henry E. Blair


/s/ Ronald M. Cresswell                    Director
---------------------------------
Ronald M. Cresswell

/s/ Antonio M. Gotto, Jr.                  Director
---------------------------------
Antonio M. Gotto, Jr.

/s/ Eileen M. More                         Director
---------------------------------
Eileen M. More

                                INDEX TO EXHIBITS


       EXHIBIT NUMBERS                                   EXHIBIT

              5                Opinion of Morgan, Lewis & Bockius LLP

              23 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)

              24 Power of Attorney (included as part of the signature page)


         Our annual report on Form 10-K for the fiscal year ended December 31, 2001 contains our consolidated financial statements, which were audited by Arthur Andersen LLP ("Andersen"), and Andersen's report dated January 18, 2002 ("Andersen's Report") with respect to those consolidated financial statements. After making reasonable efforts, we have been unable to obtain Andersen's consent to incorporate into this registration statement Andersen's Report. Under these circumstances, Rule 437(a) under the Securities Act permits us to file this registration statement without such consent. The absence of such consent means that investors will not be able to assert any claims they may have against Andersen under Section 11 of the Securities Act relating to the consolidated financial statements covered by Andersen's Report and incorporated by reference into this registration statement.